Exhibit 10.25
NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Grant Detail Page (the “Date of Grant”) by and between Diebold Nixdorf, Incorporated, a Delaware corporation (the “Company”) and the Participant whose name is set forth on the Grant Detail Page (the “Participant”).
1.Grant of Option.
1.1Grant; Type of Option. Pursuant to the Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan, as amended (the “Plan”), the Company has granted to the Participant an Award consisting of an Option (the “Option”) to purchase the total number of Common Shares of the Company set forth on the Grant Detail Page, at the Exercise Price per Common Share set forth on the Grant Detail Page (the “Exercise Price”). The Option is intended to be a Non-qualified Stock Option (and not an Incentive Stock Option) and is subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
1.2Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company or a Subsidiary.
2.Vesting; Expiration.
2.1Vesting. Except as otherwise provided in this Agreement, the Option will vest and become exercisable in substantially equal installments on each of the first four anniversaries of September 22, 2023 (each, a “Vesting Date,” and such four-year period, the “Vesting Period”), subject to the Participant’s continued service as a member of the Board (“Continuous Service”) from the Date of Grant as of each such Vesting Date.
2.2Expiration. The Option will expire and terminate on the fifth anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in this Agreement or the Plan.
3.Termination of Continuous Service.
3.1Termination for Reasons Other Than for Death or Disability. Upon any termination of the Participant’s Continuous Service other than as a result of the Participant’s death or Disability, (a) any unvested and unexercisable portion of the Option (after giving effect to this Section 3.1 or Section 5, as applicable) shall immediately terminate and be forfeited upon such termination of Continuous Service, and (b) the Participant may exercise any vested and exercisable portion of the Option until the Expiration Date; provided, however, that the Board, upon recommendation of the Board Governance Committee and People and Compensation Committee, may, in its discretion, order that any part or all of the Option shall vest and become exercisable upon such termination. Notwithstanding the foregoing, if the Participant’s Continuous Service is terminated in connection with a written request made by the Company or the Board that the Participant resign as a non-employee Director, and if such termination occurs at a time when the Option has not become fully vested and exercisable pursuant to Section 2.1 above, a portion of the Option will vest and become exercisable equal to the product of (i) a fraction, the numerator of which is the number of days during which the Participant remained in Continuous Service from and including the most recent Vesting Date (or, if no Vesting Date has yet occurred, from and including the Date of Grant) and the denominator of which is the number of days from and including the most recent Vesting Date (or, if no Vesting Date has yet occurred, from and including the Date of Grant) until and including the next Vesting Date, multiplied by (ii) the number of Common Shares subject to the Option that would have vested and become exercisable on such next Vesting Date had the Participant remained in Continuous Service until such next Vesting Date (rounded down to the nearest whole Common Share); provided, that, if such written request by the Company or the Board that the Participant resign as a non-employee Director is made, and if such resulting resignation occurs, prior to the first Vesting Date, then instead of the prorated vesting previously described in this sentence, the Option shall vest and become exercisable effective as of such termination of Continuous Service with respect to the full number of Common Shares subject to the Option that would have vested and become exercisable on such first Vesting Date had the Participant remained in Continuous Service until such first Vesting Date (rounded down to the nearest whole Common Share).
3.2Termination for Death or Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s death or Disability, (a) any unvested and unexercisable portion of the Option (after giving effect to this Section 3.2, as applicable) shall immediately terminate and be forfeited upon such termination of Continuous Service, and (b) the Participant (or the Participant’s guardian, legal representative, executor or administrator) may exercise any vested and exercisable portion of the Option until the Expiration Date; provided, that, if such termination occurs at a time when the Option has not become fully vested and exercisable pursuant to Section 2.1 above, a portion of such Option will vest and become exercisable equal to the number of Common Shares subject to such Option that would have vested and become exercisable on the next Vesting Date following the Participant’s death or Disability had the Participant remained in Continuous Service until such next Vesting Date (rounded down to the nearest whole Common Share).
4.Manner of Exercise.
4.1Election to Exercise. To the extent exercisable pursuant to this Agreement, the Option may be exercised in whole or in part prior to the Expiration Date. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.
4.2Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in:
(a)    cash;
(b)    check;
(c)    Common Shares; provided, that such Common Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price; and provided, further, that accepting the Common Shares does not result in any adverse accounting consequences to the Company;

(d)    subject to applicable law, consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan;
(e)    Common Shares withheld pursuant to a net exercise arrangement;
(f)    other consideration and method of payment to the extent permitted by applicable law and approved by the Committee; or
(g)    any combination of the foregoing methods.
5.Change in Control.
5.1Acceleration of Vesting. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs after the Date of Grant and before the end of the Vesting Period and the Participant’s Continuous Service is terminated on or following such Change in Control either (a) in connection with a request made by the Company or the Board that the Participant resign as a non-employee Director or (b) as a result of the Participant not being nominated for re-election as a non-employee Director in connection with the Change in Control, in either case, prior to the end of the Vesting Period, then the Option shall vest in full and be exercisable upon such termination.
5.2Business Combination. Notwithstanding anything in this Section 5 to the contrary, in connection with a Business Combination the result of which is that the Company’s Common Shares and voting stock are exchanged for or become exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the Option and the Company’s obligations hereunder, or replace the Option with a substantially equivalent security of the entity resulting from such Business Combination, then the Option shall vest in full and be exercisable as of the day immediately prior to the date of such Business Combination.
6.Transferability. The Option is not transferable by the Participant other than by will or the laws of descent and distribution, except (so long as the Participant is not a Director or officer of the Company within the meaning of Section 16 of the Exchange Act) to a fully revocable trust of which the Participant is treated as the owner for federal income tax purposes.
7.Adjustments. The Common Shares subject to the Option (and the Option) shall be adjusted or terminated as contemplated by Article XI of the Plan.
8.Compliance with Law. The exercise of the Option and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued pursuant to the Option or transferred unless and until any then-applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
9.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.
10.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
11.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
12.Holding Requirement. Subject to applicable law and any applicable Company policy, the Participant may, in connection with the acquisition of any Common Shares under this Agreement, dispose of a portion of such Common Shares to cover any tax liability related to the acquisition of such Common Shares; provided that the Participant shall continue to hold, until at least the first anniversary of the date of acquisition of such Common Shares, a number of such Common Shares representing no less than 50% of the total value of such acquired Common Shares, less any associated tax liability to the Participant, as of the date of acquisition of such Common Shares.
13.Participant’s Acknowledgment. In accepting the grant, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of any option to purchase Common Shares, or benefits in lieu of any option to purchase Common Shares, even if options to purchase Common Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the Option is not part of normal or expected compensation for any purposes, and the grant of the Option is an extraordinary item; (f) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; and (g) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Option or diminution in value of the Option or the Common Shares underlying the Option, and the Participant irrevocably releases the Company, its affiliates and the Subsidiaries from any claim that may arise related thereto.
14.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its affiliates and the Subsidiaries (the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all Options or Restricted Stock Units or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Common Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
15.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
16.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such exercise or disposition. This Agreement is subject to the terms and conditions of the Plan.
17.Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.

The parties have executed this Agreement on the terms and conditions set forth herein as of the Date of Grant.

Participant_____________________________

DIEBOLD NIXDORF, INCORPORATED

By:_____________________________
Name:
Title: